Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 29, 2012 with respect to the consolidated financial statements and schedule included in the Annual Report of American Realty Capital New York Recovery REIT, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2011.  We hereby consent to the incorporation by reference of said report in the Registration Statement of American Realty Capital New York Recovery REIT, Inc. on Form S-11 (File No. 333-163069, effective September 2, 2010).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 29, 2012